Exhibit 16.1


                                 AJ. ROBBINS, PC
                          CERTIFIED PUBLIC ACCOUNTANTS
                           216 16TH STREET, SUITE 600
                             DENVER, COLORADO 80202


February 12, 2003
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Trezac Corp. (f/k/a MarketCentral.Net Corp.)

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K/A dated February 12, 2003; and

(2) We agree with the information contained therein.

Very truly yours,


AJ. Robbins, PC

                                            /s/ AJ. Robbins, CPA
                                            --------------------
                                            AJ. Robbins, CPA